Exhibit (24)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint LAWRENCE T. BELL and SARAH Z. ERICKSON, and each of them, to be my attorney-in-fact, with full power and authority to sign his or her name to the Annual Report on Form 10-K of Ecolab Inc. for the fiscal year ended December 31, 2006, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact; and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 23rd day of February, 2007.

/s/Les S. Biller
Les S. Biller

/s/Richard U. De Schutter
Richard U. De Schutter

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Stefan Hamelmann
Stefan Hamelmann

/s/Joel W. Johnson
Joel W. Johnson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/Beth M. Pritchard
Beth M. Pritchard

/s/Kasper Rorsted
Kasper Rorsted

/s/John J. Zillmer
John J. Zillmer